Exhibit 99.1

DESCRIPTION OF SHARES OF CBS CLASS B COMMON STOCK TENDERED
Account Registration Name	Number of Share(s) of CBS Class B Common Stock Tendered (Please attach additional signed list, if necessary.)
Total Shares Tendered:
By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer.
☐ Check here if you hold fewer than 100 shares of CBS Class B Common Stock, all of which are being tendered. See instruction 6.

Letter of Transmittal

for the

Offer to Exchange

up to 101,407,494 Shares of Common Stock of

CBS RADIO INC.

which are owned by CBS Corporation and

will be converted into Shares of Class A Common Stock of

ENTERCOM COMMUNICATIONS CORP.

for Outstanding Shares of Class B Common Stock of CBS Corporation

Pursuant to the Prospectus dated [●]

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON [●], UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF CBS CLASS B COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER OR AFTER [●] (I.E., AFTER THE EXPIRATION OF 40 BUSINESS DAYS FROM THE COMMENCEMENT OF THE EXCHANGE OFFER), IF CBS DOES NOT ACCEPT YOUR SHARES OF CBS CLASS B COMMON STOCK PURSUANT TO THE EXCHANGE OFFER BY SUCH DATE.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

***By Mail:	***By Hand or Overnight Courier:

Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Exchange Agent. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Time is Critical. Please complete and return promptly in accordance with the enclosed instructions.

This Letter of Transmittal is to be used by stockholders whose shares of CBS Class B Common Stock are registered directly in CBS’s share register.

*Holders of CBS Class B Common Stock who are submitting all required documents by hand or overnight courier and cannot deliver all other required documents to the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date, must tender their shares according to the guaranteed delivery procedures set forth in “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures” of the Prospectus. See Instructions 2 and 4.

IMPORTANT

STOCKHOLDER: SIGN HERE

(Please complete the IRS Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable.)

(Signature(s) of Owner(s))

Name(s)

Capacity (Full Title)
(See Instructions)

Address

(Include Zip Code)

Area Code/Phone Number

(Must be signed by the registered holder(s) exactly as name(s) appear(s) in book-entry form registered directly in CBS’s share register or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 2.)

GUARANTEE OF SIGNATURE(S)

(If required—See Instructions 1, and 2.)

APPLY MEDALLION GUARANTEE STAMP BELOW

SPECIAL EXCHANGE INSTRUCTIONS (See Instructions 1, 2 and 7.)

To be completed ONLY if the shares (and cash in lieu of fractional shares) are to be issued in the name of someone other than the undersigned.

Issue To:

Name
(Please Print)

Address

(Include Zip Code)
(Recipient must complete the IRS Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable.)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares (and cash in lieu of fractional shares) are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of Shares Tendered.”

Mail To:

Name
(Please Print)

Address

(Include Zip Code)

IMPORTANT—PLEASE READ THIS INSTRUCTION BOOKLET CAREFULLY

BEFORE COMPLETING THE ENCLOSED LETTER OF TRANSMITTAL

Ladies and Gentlemen:

Reference is made to the prospectus, dated [●] (the “Prospectus”) and this Letter of Transmittal, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by CBS Corporation, a Delaware corporation (“CBS”), up to 101,407,494 shares of common stock, par value $0.01 per share (“Radio Common Stock”), of CBS Radio Inc., a Delaware corporation (“CBS Radio”), owned by CBS for outstanding shares of Class B Common Stock, $0.001 par value (“CBS Class B Common Stock”), of CBS that are validly tendered prior to the expiration of this Exchange Offer and not validly withdrawn, upon the terms and subject to the conditions set forth herein and in the Prospectus.

As described in greater detail in the Prospectus, if the Exchange Offer is undertaken and consummated but the Exchange Offer is not fully subscribed because less than all shares of Radio Common Stock owned by CBS are exchanged, or if the Exchange Offer is consummated but not all of the shares of Radio Common Stock owned by CBS are exchanged due to the upper limit for the Exchange Offer being in effect, the remaining shares of Radio Common Stock owned by CBS will be distributed in a spin-off on a pro rata basis to holders of CBS Class B Common Stock and CBS Class A common stock, par value $0.001 per share (the “CBS Class A Common Stock” and, together with the CBS Class B Common Stock, the “CBS Common Stock”), whose shares of CBS Common Stock remain outstanding after consummation of the Exchange Offer (the “spin-off”), based on the relative economic interest of each such holder in the number of total outstanding shares of CBS Common Stock, excluding those shares of CBS Class B Common Stock that have been validly tendered and not withdrawn in the Exchange Offer. The Exchange Offer does not provide for a lower limit or minimum exchange ratio. Any holder of CBS Class B Common Stock who validly tenders (and does not properly withdraw) shares of CBS Class B Common Stock for shares of Radio Common Stock in the Exchange Offer will waive their rights only with respect to such validly tendered shares (but not with respect to any other shares that are not validly tendered) to receive, and forfeit any rights to, shares of Radio Common Stock distributed on a pro rata basis to holders of CBS Common Stock in the spin-off.

As described in greater detail in the Prospectus, immediately following consummation of the Exchange Offer and, if necessary, the spin-off, a special purpose merger subsidiary of Entercom Communications Corp., a Pennsylvania corporation (“Entercom”), named Constitution Merger Sub Corp., a Delaware corporation (“Merger Sub”), will be merged with and into CBS Radio, whereby the separate corporate existence of Merger Sub will cease and CBS Radio will continue as the surviving company and a wholly owned subsidiary of Entercom (the “Merger”). In the Merger, each share of Radio Common Stock will be converted into the right to receive one share of Class A common stock of Entercom, par value $0.01 per share (“Entercom Class A Common Stock”). The Exchange Offer and related withdrawal rights will expire at 11:59 p.m., New York City time, on [●], unless extended or terminated in accordance with applicable law and the terms of the Exchange Offer. In addition, shares of CBS Class B Common Stock tendered pursuant to the Exchange Offer may be withdrawn after [●] (i.e., after the expiration of 40 business days from the commencement of the Exchange Offer), if CBS does not accept your shares of CBS Class B Common Stock pursuant to the Exchange Offer by such date. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

Upon the terms and subject to the conditions of the Exchange Offer, by executing the Letter of Transmittal, I hereby irrevocably appoint CBS’s designees as my attorneys-in-fact and proxies, each with full power of substitution, to the full extent of my rights with respect to my shares of CBS Class B Common Stock tendered and accepted for exchange by CBS and with respect to any and all other shares of CBS Class B Common Stock and other securities issued or issuable in respect of the shares of CBS Class B Common Stock on or after the expiration of the Exchange Offer. That appointment is effective when and only to the extent that CBS deposits the shares of Radio Common Stock for the shares of CBS Class B Common Stock that I have tendered with Wells Fargo Bank, N.A. (the “Exchange Agent”). All such proxies shall be considered coupled with an interest in the tendered shares of CBS Class B Common Stock and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that I have given will be revoked and I may not give any subsequent proxies (and, if given, they will not be deemed effective). CBS’s designees will, with respect to the shares of CBS Class B Common Stock for which the appointment is effective, be empowered, among other things, to exercise all of my voting and other rights as they, in their sole discretion, deem proper. CBS reserves the right to require that, in order for shares of CBS Class B Common Stock to be deemed validly tendered, immediately upon CBS’s acceptance for exchange of those shares of CBS Class B Common Stock, CBS must be able to exercise full voting and other rights with respect to such shares.

In connection with the Exchange Offer and my tender of shares of CBS Class B Common Stock, by executing the Letter of Transmittal, I hereby represent and warrant to CBS that:

1. I have full power and authority to tender, sell, assign and transfer the shares that I have tendered;

2. when CBS accepts such shares for exchange pursuant to the Exchange Offer, CBS will acquire good, marketable and unencumbered title to such shares, free and clear of all liens, restrictions, changes and encumbrances and not subject to any adverse claims;

3. (a) I have a net long position equal to or greater than the amount of (1) shares of CBS Class B Common Stock tendered or (2) other securities immediately convertible into or exchangeable or exercisable for the shares of CBS Class B Common Stock tendered and I will acquire such shares for tender by conversion, exchange or exercise; and (b) I will cause such shares to be delivered in accordance with the terms of the Prospectus;

4. my participation in the Exchange Offer and tender of such shares complied with Rule 14e-4 and the applicable laws of both the jurisdiction where I received the materials relating to the Exchange Offer and the jurisdiction from which the tender is being made; and

5. FOR NON-U.S. PERSONS: I acknowledge that CBS has advised me that it has not taken any action under the laws of any country outside the United States to facilitate a public offer to exchange CBS Class B Common Stock or Radio Common Stock in that country; that there may be restrictions that apply in other countries, including with respect to transactions in CBS Class B Common Stock or Radio Common Stock in my home country; that, if I am located outside the United States, my ability to tender CBS Class B Common Stock in the Exchange Offer will depend on whether there is an exemption available under the laws of my home country that would permit me to participate in the Exchange Offer without the need for CBS or CBS Radio to take any action to facilitate a public offering in that country or otherwise; that CBS will rely on my representation that my participation in the Exchange Offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which I am resident or from which I am tendering my shares and in a manner that will not require CBS or CBS Radio to take any action to facilitate a public offering in that country or otherwise; and that CBS will rely on my representations concerning the legality of my participation in the Exchange Offer in determining to accept any shares that I am tendering for exchange.

By executing the Letter of Transmittal, I will, upon request, execute and deliver any further documents that either the Exchange Agent or CBS deems to be necessary or desirable to complete the sale, assignment and transfer of the shares I have tendered, and all authority I have conferred or agreed to confer in the Letter of Transmittal and all of my obligations hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives, and shall survive and not be affected by my death or incapacity.

By executing the Letter of Transmittal, I understand and agree that, among other matters described in the Prospectus:

With respect to withdrawal, acceptance, exchange and delivery:

(i) I can withdraw my tender only in accordance with the procedures described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Withdrawal Rights” and in Instruction 10 hereto;

(ii) once CBS accepts any of the shares that I have tendered, my tender is irrevocable, and I will be (a) deemed to have accepted the shares of Radio Common Stock exchanged for such shares and to have relinquished all rights with respect to the tendered and accepted shares of CBS Class B Common Stock; and (b) entitled to receive such shares of Radio Common Stock in book-entry form in a direct registered account in my name;

(iii) a maximum of 101,407,494 shares of Radio Common Stock will be exchanged for CBS Class B Common Stock;

(iv) the number of shares of Radio Common Stock I may receive in the Exchange Offer is based on the calculated per-share values determined by reference to the simple arithmetic average of the daily volume-weighted average prices for CBS Class B Common Stock and Entercom Class A Common Stock on the New York Stock Exchange during the three consecutive trading days ending on and including the second trading day preceding the expiration date of the Exchange Offer, as may be extended, as described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Pricing Mechanism;”

(v) the number of shares of Radio Common Stock I may receive for each share of CBS Class B Common Stock accepted in the Exchange Offer is subject to an upper limit of [●] shares of Radio Common Stock for each share of CBS Class B Common Stock accepted in the Exchange Offer, as described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Upper Limit;”

(vi) if the upper limit is in effect at the expiration of the Exchange Offer (currently expected to be [●]), then the final exchange ratio will be fixed at the upper limit, and CBS will announce by 11:59 p.m., New York City time, at the end of the second trading day (currently expected to be [●]) immediately preceding the expiration date of the Exchange Offer (currently expected to be [●]), unless the Exchange Offer is extended or terminated, whether the upper limit is in effect, providing each holder of CBS Class B Common Stock with two full business days after knowing the final exchange ratio and whether the upper limit is in effect during which to decide whether to tender or withdraw their shares in the Exchange Offer; any changes in the prices of CBS Class B Common Stock or Entercom Class A Common Stock on those additional days of the Exchange Offer period will not, however, affect the final exchange ratio;

(vii) if the Exchange Offer is oversubscribed (i.e., if the number of shares of CBS Class B Common Stock validly tendered would result in more than the maximum number of shares of Radio Common Stock being exchanged), then the shares of CBS Class B Common Stock validly tendered and not validly withdrawn will generally be subject to proration, as described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of CBS Class B Common Stock;”

(viii) CBS Radio’s transfer agent will (a) cause to be credited, in book-entry form to a direct registered account in my name, the shares of Radio Common Stock to which I am entitled in the name(s) of the registered holder(s) shown on the Letter of Transmittal (or, in the case of shares delivered through The Depository Trust Company, to the account of The Depository Trust Company so that The Depository Trust Company can credit the relevant The Depository Trust Company participant and such participant can credit its respective account holders) as soon as practicable after acceptance of shares of CBS Class B Common Stock in the Exchange Offer and determination of the final proration factor, if any; and (b) mail a statement from CBS Radio’s transfer agent evidencing my holdings, as well as general information on the book-entry form of ownership;

(ix) no fractional shares of Entercom Class A Common Stock will be issued in the Merger, as described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Final Exchange Ratio;” CBS Radio’s transfer agent will hold shares of Radio Common Stock in trust for the holders of CBS Class B Common Stock who validly tendered their shares in the Exchange Offer, and immediately following the consummation of the Exchange Offer (and, if necessary, the spin-off), and by means of the Merger, each outstanding share of Radio Common Stock will be converted into the right to receive an equal number of shares of Entercom Class A Common Stock; all fractional shares of Entercom Class A Common Stock that a holder of shares of Radio Common Stock would otherwise be entitled to receive as a result of the Merger will be aggregated by CBS Radio’s transfer agent and such transfer agent will cause the whole shares obtained thereby to be sold on behalf of such holders of shares of Radio Common Stock who would otherwise be entitled to receive such fractional shares of Entercom Class A Common Stock pursuant to the Merger, in the open market or otherwise as reasonably directed by CBS, and in no case later than 10 business days after the Merger; CBS Radio’s transfer agent will make available the net proceeds thereof, after deducting any required withholding taxes and brokerage charges, commissions and transfer taxes, on a pro rata basis, without interest, as soon as practicable to the holders of Radio Common Stock who would otherwise be entitled to receive such fractional shares of Entercom Class A Common Stock pursuant to the Merger;

With respect to the return of any shares of CBS Class B Common Stock not tendered or not accepted for exchange due to termination:

(x) subject to certain conditions to the Exchange Offer that are contained in the Prospectus under “The Exchange Offer—Conditions for consummation of the Final Distribution,” some of which CBS has the right to waive under certain circumstances, CBS is not be required to accept for exchange any of the shares that I have tendered (including any shares that I tendered after the expiration date of the Exchange Offer);

(xi) if shares of CBS Class B Common Stock are delivered and not accepted due to proration or a partial tender, (i) direct registration account shares of CBS Class B Common Stock that were delivered will remain in book-entry form in my name registered directly in CBS’s share register and (ii) shares of CBS Class B Common Stock held through The Depository Trust Company will be credited back through The Depository Trust Company in book-entry form. If I validly withdraw my shares of CBS Class B Common Stock or the Exchange Offer is not completed, (i) direct registration account shares of CBS Class B Common Stock that were delivered will remain in book-entry form in my name registered directly in CBS’s share register and (ii) shares of CBS Class B Common Stock held through The Depository Trust Company will be credited back through The Depository Trust Company in book-entry form;

(xii) if any of my tendered shares are not accepted for exchange by CBS because the Exchange Offer was terminated in accordance with the terms and conditions of the Exchange Offer, then as soon as practicable after the termination of the Exchange Offer, the Exchange Agent will cause all shares held in book-entry form to remain in book-entry form in my name registered directly in CBS’s share register (or, in the case of shares tendered through The Depository Trust Company, to be credited to the account of The Depository Trust Company, so that The Depository Trust Company can credit the relevant The Depository Trust Company participant and such participant can credit its respective account holders);

With respect to delivery of shares of Radio Common Stock or cash in lieu of fractional shares of Entercom Class A Common Stock to persons other than me:

(xiii) if I properly comply with the appropriate instructions hereto, including the Special Exchange Instructions and/or Special Delivery Instructions, and provide all necessary and proper documentary evidence, such as a power of attorney, the person designated in the Special Exchange Instructions or Special Delivery Instructions will receive the shares of Radio Common Stock to which I am entitled in exchange for my tendered and accepted shares of CBS Class B Common Stock in the Exchange Offer and, if applicable, any shares of CBS Class B Common Stock that are not accepted for exchange in the Exchange Offer; provided that CBS has no obligation pursuant to such instructions to transfer any shares from the name of the registered holder(s) thereof if CBS does not accept any such shares for exchange;

(xiv) if I complete the appropriate instructions under Instruction 7 hereto and such section is properly complied with, CBS will mail any checks for cash in lieu of fractional shares of Entercom Class A Common Stock to which I am entitled, in the name(s) and to the address so indicated;

With respect to matters relating to my tender generally:

(xv) the delivery and surrender of the shares (including shares of CBS Class B Common Stock tendered herewith) that I have tendered is not effective until the Exchange Agent receives a duly completed and signed Letter of Transmittal for shares of CBS Class B Common Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message (as defined in Instruction 3 below), in either case together with all accompanying evidences of authority in form satisfactory to CBS and any other required documents;

(xvi) no tender of shares of CBS Class B Common Stock is valid until all defects and irregularities in such tenders have been cured or waived;

(xvii) none of CBS, Entercom, CBS Radio, the Exchange Agent, the information agent for the Exchange Offer, Georgeson LLC (the “Information Agent”) or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any shares of CBS Class B Common Stock or will incur any liability for failure to give any such notification;

(xviii) a tender of shares of CBS Class B Common Stock made pursuant to any method of delivery as described in the Prospectus, together with CBS’s acceptance for exchange of such shares pursuant to the procedures described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering” and in the Instructions hereto, will constitute a binding agreement between us upon the terms and subject to the conditions of the Exchange Offer; and

(xix) all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares will be determined by CBS in its sole discretion and such determination shall be final and binding.

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Exchange Offer

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE OF THE EXCHANGE OFFER, (A) THE LETTER OF TRANSMITTAL OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE; AND (B) ANY OTHER REQUIRED DOCUMENTS.

1. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If the Letter of Transmittal is signed by the registered holder(s) of the shares of CBS Class B Common Stock tendered thereby, the signature(s) must correspond with the name(s) as reflected on the Letter of Transmittal registered directly in CBS’s share register (“Direct Registration Shares”), without alteration, enlargement or any change whatsoever. If any of the shares of CBS Class B Common Stock tendered by the Letter of Transmittal are held of record by two or more joint owners, each such owner must sign the Letter of Transmittal.

If the Letter of Transmittal or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit to the Exchange Agent proper evidence satisfactory to CBS of the authority of such person to so act. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

If the Letter of Transmittal is signed by the registered holder(s) of the shares of CBS Class B Common Stock listed and transmitted thereby, no separate stock powers are required.

If Direct Registration Shares are registered in the name of a person other than the person who signs the Letter of Transmittal, the Letter of Transmittal must be accompanied by appropriate stock powers signed exactly as the name or names of the registered owner or owners appear on the Letter of Transmittal accompanying the tender of Direct Registration Shares without alteration, enlargement or any change whatsoever, with the signature(s) on the or stock powers guaranteed by an eligible institution (as defined below in Instruction 2).

2. Signature Guarantees. All signatures on the Letter of Transmittal must be guaranteed by a firm which is a member in good standing of the Securities Transfer Agents Medallion Program or by an eligible guarantor institution (as defined in Rule 17Ad-15 under the Exchange Act) (each of the foregoing, an “Eligible Institution”), unless (a) the Letter of Transmittal is signed by the registered holder(s) of shares of CBS Class B Common Stock tendered therewith, and such holder(s) has (have) not completed the “Special Transfer Instructions” enclosed with the Letter of Transmittal or (b) such shares of CBS Class B Common Stock are tendered for the account of an Eligible Institution. Holders of CBS Class B Common Stock may also need the signature on such documents to be guaranteed. See Instruction 1.

3. Delivery of Letter of Transmittal and Book-Entry Confirmations. The Letter of Transmittal shall be used if Direct Registration Shares registered in your name are to be tendered. You must return an original executed copy of the Letter of Transmittal to the Exchange Agent to one of the addresses set forth at the end of this Instruction Booklet.

Please do not send any Letters of Transmittal or other documents directly to CBS, CBS Radio, Entercom or the Information Agent. The Exchange Agent must receive, on or before the expiration date of the Exchange Offer at its address set forth herein (and subject to the possibility of delivering a Notice of Guaranteed Delivery):

(i) a Letter of Transmittal for shares of CBS Class B Common Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message (as defined below); and

(ii) any other required documents (whether required by the Letter of Transmittal or otherwise).

THE METHOD USED TO DELIVER ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE DEPOSITORY TRUST COMPANY, IS AT THE ELECTION AND RISK OF THE TENDERING

STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS IS NOT EFFECTIVE AND RISK OF LOSS OF THE SHARES DOES NOT PASS TO THE EXCHANGE AGENT UNTIL THE EXCHANGE AGENT RECEIVES SUCH DOCUMENTS (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE DEPOSITARY BY 11:59 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE OF THE EXCHANGE OFFER. GUARANTEED DELIVERIES WILL BE ACCEPTED VIA FAX UNTIL 11:59 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by executing the Letter of Transmittal or causing an agent’s message to be delivered, waive any right to receive any notice of the acceptance of their shares of CBS Class B Common Stock for exchange.

All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of a tender of shares of CBS Class B Common Stock will be determined by CBS in its sole discretion, and that determination shall be final and binding. CBS may delegate such power in whole or in part to the Exchange Agent. A valid tender will not be deemed to have been made until all defects and irregularities have been cured or waived, but CBS reserves the right to waive any irregularities or defects in the tender of any shares of CBS Class B Common Stock.

If you hold CBS Class B Common Stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should not use the Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by that institution. If that institution holds shares of CBS Class B Common Stock through The Depository Trust Company, it must ensure that the Exchange Agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your shares of CBS Class B Common Stock. The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the Exchange Agent which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the shares that are the subject of the accompanying agent’s message that (i) such participant has received and agrees to be bound by the terms of the Letter of Transmittal and the related Instruction Booklet and (ii) CBS may enforce such agreement against the participant.

4. Notice of Guaranteed Delivery. Stockholders who cannot comply with the procedures for book-entry transfer on a timely basis; or who cannot deliver shares or other required documents to the Exchange Agent on or before the Expiration Date may still tender their shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering.” Those procedures require that on or before the Expiration Date, the Exchange Agent must receive a properly completed and duly executed Notice of Guaranteed Delivery (substantially in the form provided by CBS); and by no later than 11:59 p.m., New York City time, on the third New York Stock Exchange trading day after the date of execution of such Notice of Guaranteed Delivery, the Exchange Agent must receive (1) a Letter of Transmittal for shares of CBS Class B Common Stock properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message; and (2) any other required documents (whether required by the Letter of Transmittal or otherwise).

Registered stockholders (including any participant in The Depository Trust Company whose name appears on a security position listing of The Depository Trust Company as the owner of shares of CBS Class B Common Stock) may transmit the Notice of Guaranteed Delivery by mail to the Exchange Agent. If you hold shares of CBS Class B Common Stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must submit any Notice of Guaranteed Delivery on your behalf, which must include a Medallion guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery.

5. Inadequate Space. If the space provided in the Letter of Transmittal is inadequate, the number of shares of CBS Class B Common Stock and any other required information should be listed on a separate schedule and attached to the Letter of Transmittal. Each page of such schedule should be separately signed in the same manner as the Letter of Transmittal is signed.

6. Odd-Lots. Stockholders who directly or beneficially own fewer than 100 shares of CBS Class B Common Stock (“Odd-Lots”) who validly tender all of their shares of CBS Class B Common Stock will receive preferential treatment if this Exchange Offer is oversubscribed, in that all such shares of CBS Class B Common Stock tendered will be accepted for exchange and will not be subject to proration. Participants in the CBS 401(k) Plan and the CBS Radio 401(k) Plan (collectively, the “CBS Savings Plans”) (each of which plans holds more than 100 shares of CBS Class B Common Stock) will be subject to proration. Direct or beneficial holders of 100 or more shares of CBS Class B Common Stock will be subject to proration. Direct or beneficial holders who own Odd-Lots but do not tender all of their shares will be subject to proration.

7. Special Issuance and Delivery Instructions. If (i) a check for cash in lieu of fractional shares of Entercom Class A Common Stock is to be issued in the name of a person other than the signer(s) of the Letter of Transmittal; or (ii) a check is to be mailed to a person other than the signer(s) of the Letter of Transmittal or to an address other than that shown in the box on the first page of the Letter of Transmittal, then the appropriate instructions in the “Special Transfer Instructions” and “Special Delivery Instructions,” as applicable, enclosed with the Letter of Transmittal should be completed. If no such instructions are given, shares of CBS Class B Common Stock not tendered or not accepted in the Exchange Offer and/or shares of Radio Common Stock will remain in book-entry form in the name of the holder registered directly in CBS’s share register.

Physical certificates representing shares of Radio Common Stock will not be issued pursuant to the Exchange Offer. Rather, CBS Radio’s transfer agent will cause shares of Radio Common Stock to be credited in book-entry form to direct registered accounts maintained by CBS Radio’s transfer agent for the benefit of the respective holders (or, in the case of shares tendered through The Depository Trust Company, to the account of The Depository Trust Company so that The Depository Trust Company can credit the relevant The Depository Trust Company participant and such participant can credit its respective account holders). Promptly following the crediting of shares to your respective direct registered account, you will receive a statement from CBS Radio’s transfer agent evidencing your holdings, as well as general information on the book-entry form of ownership.

8. Requests for Assistance or Additional Copies. You may direct any questions or requests for assistance to the Information Agent at its telephone number and address set forth on the first page of this Instruction Booklet, or to your broker, dealer, commercial bank, trust company, custodian or similar institution. You may obtain additional copies of the Prospectus, the Letter of Transmittal, this Instruction Booklet, the Notice of Guaranteed Delivery, the form of Notice of Withdrawal and other Exchange Offer materials from the Information Agent at CBS’s expense.

9. IRS FORM W-9/IRS FORM W-8. Under U.S. federal income tax law, a non-exempt holder of shares of CBS Class B Common Stock surrendering shares of CBS Class B Common Stock in the Exchange Offer who is a “United States person” for U.S. federal income tax purposes is required to provide the Exchange Agent with such holder’s correct Taxpayer Identification Number (“TIN”), generally the holder’s social security or federal employer identification number, and certify that such holder is not subject to backup withholding by completing the enclosed IRS Form W-9 or otherwise establish a basis for exemption from backup withholding. If the Exchange Agent is not provided with a United States person’s correct TIN and other information and certifications required on IRS Form W-9 or an adequate basis for an exemption from backup withholding before payment is made, payments of cash made to such United States person in respect of fractional shares of Entercom Class A Common Stock deemed received pursuant to the Merger may be subject to backup withholding at the applicable rate (currently 28%), and such United States person may be subject to a penalty imposed by the IRS. Please review the instructions on the enclosed IRS Form W-9 for additional details.

Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding requirements. A holder of shares of CBS Class B Common Stock surrendering shares of CBS Class B Common Stock in the Exchange Offer who is not a United States person may qualify as an exempt recipient by providing the Exchange Agent with a properly completed appropriate IRS Form W-8, signed under penalties of perjury, attesting to such holder’s foreign status or by otherwise establishing an exemption. IRS Forms W-8 can be obtained from the Exchange Agent or the IRS website (www.irs.gov). See the instructions on the enclosed IRS Form W-9 for additional information.

Failure to complete the enclosed IRS Form W-9 or appropriate IRS Form W-8, as applicable, will not, by itself, cause the shares of CBS Class B Common Stock surrendered by a holder of shares of CBS Class B Common Stock to be deemed invalidly tendered but may require the Exchange Agent to backup withhold at the applicable rate (currently 28%) from any payments of cash made to such holder in respect of fractional shares of Entercom Class A Common Stock deemed received pursuant to the Merger. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding may be reduced by the amount of tax withheld. If backup withholding results in an overpayment of tax, a refund or a credit may generally be obtained, provided that the required information is timely furnished to the IRS. Each holder of CBS Class B Common Stock should consult its tax advisor regarding qualification for an exemption from backup withholding, the procedure for obtaining an exemption, and the applicable backup withholding rate.

10. Withdrawal. You may withdraw your previously tendered shares of CBS Class B Common Stock at any time before 11:59 p.m., New York City time, on the Expiration Date and, unless CBS has previously accepted them pursuant to the Exchange Offer, such shares may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once CBS accepts shares of CBS Class B Common Stock pursuant to the Exchange Offer, any tendering CBS stockholders’ tender is irrevocable. In order to withdraw your shares, you must provide a written Notice of Withdrawal to the Exchange Agent at one of its addresses set forth on the back cover of the Prospectus, before 11:59 p.m., New York City time, on the Expiration Date. That notice must include your name and the number of shares of CBS Class B Common Stock to be withdrawn. CBS has provided to registered holders a form of Notice of Withdrawal, which you may use to withdraw your shares. You may obtain additional forms of Notices of Withdrawal from the Information Agent.

If shares have been tendered pursuant to the procedures for book-entry tender through The Depository Trust Company, any notice of withdrawal must comply with The Depository Trust Company’s procedures.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written Notice of Withdrawal or facsimile notice of withdrawal to the Exchange Agent on your behalf before 11:59 p.m., New York City time, on the Expiration Date. If you hold your shares through such an institution, that institution must deliver the Notice of Withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a Notice of Withdrawal for such shares directly to the Exchange Agent. Any shares of CBS Class B Common Stock validly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. However, you may re-tender withdrawn shares of CBS Class B Common Stock by following one of the procedures described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering” at any time prior to the expiration of the Exchange Offer. In addition, shares of CBS Class B Common Stock tendered pursuant to the Exchange Offer may be withdrawn after [●] (i.e., after the expiration of 40 business days from the commencement of the Exchange Offer), if CBS does not accept your shares of CBS Class B Common Stock pursuant to the Exchange Offer by such date.

Except as otherwise provided above, any tender made under the Exchange Offer is irrevocable.

11. Participants in the CBS 401(k) Plan or CBS Radio 401(k) Plan should follow the special instructions that are being sent to them by the plan administrator. Such participants should not use this Letter of Transmittal to direct the tender of shares of CBS Class B Common Stock held in these plans. Such participants may direct the applicable plan trustee to tender all, some or none of the shares of CBS Class B Common Stock allocable to their CBS Savings Plan accounts, subject to certain limitations set forth in any instructions provided by the plan administrator. To allow sufficient time for the tender of shares by the trustee of the applicable CBS Savings Plan, tendering holders must provide the tabulator for the trustee of the applicable CBS Savings Plan with the requisite instructions by 1:00 p.m., New York City time, on [●], unless the Exchange Offer is extended. If the Exchange Offer is extended, and if administratively feasible, the deadline for receipt of your direction may also be extended.

12. Conditions; Waiver of Conditions. The Offer is subject to various conditions described in the Prospectus under “The Exchange Offer—Conditions for Consummation of the Final Distribution” that must be satisfied or waived. For example, CBS is not required to complete the Exchange Offer unless (i) CBS receives the Distribution Tax Opinion, (ii) CBS receives all necessary permits and authorizations under state or federal securities laws, (iii) CBS receives the consent of the FCC for the Transactions and any applicable waiting periods (and any extension of any applicable waiting period) under the HSR Act expire or terminate, each without the imposition of any Burdensome Restriction and (iv) the conditions set forth to effect the Merger Agreement are fulfilled or waived (except for the condition that the Final Distribution has been consummated and the conditions that by their nature are to be satisfied at the Closing). CBS may waive certain of the conditions to the Exchange Offer prior to the expiration of the Exchange Offer, but if CBS waives the condition that it receives the Distribution Tax Opinion, then CBS may be required to pay the Tax Opinion Waiver Penalty. Entercom has no right to waive any of the conditions to the Exchange Offer. The Merger is also subject to various conditions described in the Prospectus under “The Merger Agreement—Conditions to the Merger” that must be satisfied. For example, Entercom, CBS, Merger Sub and CBS Radio are not required to satisfy their obligations to consummate the Merger unless (i) the Exchange Offer, and/or the split-off, is consummated, (ii) they receive the consent of the FCC for the Transactions and any applicable waiting periods (and any extension of any applicable waiting period) under the HSR Act expire or terminate, each without the imposition of any Burdensome Restriction, (iii) the registration statements of Entercom and CBS Radio have become effective and there is no stop order or proceedings seeking a stop order with respect thereto, (iv) approval for listing on the NYSE of the shares of Entercom Class A Common Stock and such other shares required to be reserved for issuance pursuant to the Merger will have been obtained and (v) the Entercom shareholder approval will have been obtained, in accordance with applicable law and the rules and regulations of the NYSE.

13. Irregularities. CBS reserves the absolute right to reject any and all tenders of shares of CBS Class B Common Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. CBS also reserves the right to waive any of the conditions of the Exchange Offer or the Merger that are within the power of CBS to waive, or any defect or irregularity in the tender of any shares of CBS Class B Common Stock.

No tender of shares of CBS Class B Common Stock is valid until all defects and irregularities in tenders of such shares have been cured or waived. None of CBS, Entercom, CBS Radio, the Exchange Agent, the Information Agent or any other person is or will be under any duty to give notice of any defects or irregularities in the tender of CBS Class B Common Stock and none of them will incur any liability for failure to give any such notice.

CBS will make all determinations regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of CBS Class B Common Stock and any notice of withdrawal in its sole discretion, and its determinations shall be final and binding. CBS’s interpretations of the terms and conditions of this Exchange Offer, including the Letter of Transmittal and the instructions contained in this Instructional Booklet, shall be final and binding.

The Information Agent for the Exchange Offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

1-866-741-9588 (toll-free for all shareholders in the United States)

1-781-575-2137 (all others outside of the United States)

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

***By Mail:	***By Hand or Overnight Courier:

Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

* Holders of CBS Class B Common Stock who are submitting all required documents by hand or overnight courier and cannot deliver all other required documents to the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date, must tender their shares according to the guaranteed delivery procedures set forth in “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures” of the Prospectus. See Instructions 2 and 4.

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Print or type See Specific Instructions on page 2. Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
	3 Check appropriate box for federal tax classification; check only one of the following seven boxes:								4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
	☐ Individual/sole proprietor or single-member LLC	☐ C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate	Exempt payee code (if any)

☐ Limited liability company. Enter the tax classification (C = C corporation, S = S corporation P = partnership)  ▶

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions)  ▶

Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.)
	5 Address (number, street, and apt. or suite no.)						Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer Identification Number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.   The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.   I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.   I am a U.S. citizen or other U.S. person (defined below); and

TheFATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

•	Form 1099-INT (interest earned or paid)

•	Form 1099-DIV (dividends, including those from stocks or mutual funds)

•	Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

•  Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

•	Form 1099-S (proceeds from real estate transactions)

•	Form 1099-K (merchant card and third party network transactions)
•	Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

•	Form 1099-C (canceled debt)

•	Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,

•  A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

•	An estate (other than a foreign estate), or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

•  In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

•  In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

•  In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

•  Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•  Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•  Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

•  Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

5.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]

6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i) (A))	The grantor*
For this type of account:		Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner

8.	A valid trust, estate, or pension trust	Legal entity[4]

9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

10.	Association, club, religious, charitable, educational, or other tax- exempt organization	The organization

11.	Partnership or multi-member LLC	The partnership

12.	A broker or registered nominee	The broker or nominee

13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.